                                  Exhibit: 99.1

           CDNOW, TIME WARNER AND SONY CORPORATION ANNOUNCE STRATEGIC
                        RELATIONSHIP IN PLACE OF MERGER

                    Parties Agree Not to Proceed With Merger

              Time Warner and Sony to Be Equity Investors in CDNOW


NEW YORK and FORT WASHINGTON, PA , March 13, 2000 - CDNOW (Nasdaq:CDNW), Time Warner Inc. (NYSE:TWX) and Sony Corporation (NYSE: SNE) announced the termination of the pending merger of CDNOW with Time Warner's and Sony's Columbia House. The parties have reached a new arrangement with significant investments and a commitment to explore strategic relationships with CDNOW. With this arrangement, CDNOW remains an independent public company with continued ties to Time Warner, Sony and Columbia House.

Time Warner and Sony have agreed to commit $51 million to CDNOW, by providing an additional $21 million in cash as an equity investment and converting an existing $30 million short-term loan commitment into long-term convertible debt.

Jason Olim, CDNOW's President and CEO said, "We are obviously disappointed that the merger originally envisioned last July will not be completed. However, we feel the termination of the merger is the best move for CDNOW and its shareholders. This new relationship with Time Warner and Sony, including their significant commitment to purchase 2,405,500 shares of CDNOW common stock for $21 million in cash coupled with the conversion of existing and future borrowings under a $30 million short-term loan commitment to long-term convertible debt, allows us to focus on our primary business: building one of the world's great music brands. We plan to immediately begin considering other strategic opportunities for the company."

Scott Flanders, Chairman and CEO of Columbia House, said, "I am pleased with this commitment to CDNOW and am excited about this alliance with Jason and his colleagues. It's unfortunate that we could not proceed with our merger as originally planned, but we expect our ongoing relationship to provide many benefits to both CDNOW and to Columbia House and its parents."

About CDNOW
-----------

CDNOW, Inc. (Nasdaq: CDNW) is the online music destination that offers the most comprehensive, personalized connection to the world of music. CDNOW's offerings consist of more than 500,000 music and entertainment-related items, including CDs, music downloads, DVDs, videotapes, cassettes, vinyl albums and Custom CDs, as well as music samples and intelligent album recommendations. CDNOW Media, the Company's newly formed interactive division, develops CDNOW's interactive content, including allstar(TM) News, artist interviews and reviews, Cosmic Music Network-an innovative community for unsigned bands-and the Company's cybercasting and entertainment initiatives.

About Time Warner Inc.
----------------------

Time Warner Inc. (NYSE:  TWX,  www.timewarner.com)  is the world's leading media
company.   Its   businesses:   cable   networks,   publishing,   music,   filmed
entertainment, cable and digital media.

About Sony
----------

Sony Corporation is a leading manufacturer of audio, video, communications and information technology products for the consumer and professional markets. Its music, pictures and computer entertainment operations make Sony one of the most comprehensive entertainment companies in the world. Sony recorded consolidated annual sales of over $56 billion for the fiscal year ended March 31, 1999. Sony's Home Page URL: http://www.sony.co.jp/


Caution Concerning Forward-Looking Statements
---------------------------------------------

This information contains statements relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed from time to time in the filings of the Company with the Securities and Exchange Commission.


Contacts:

CDNOW, Inc.                CDNOW, Inc.               Sony Corporation of America
Debbie Vondran             Marlo Zoda                Ann Morfogen
215-619-9366               215-619-9432              212-833-6873

Patricia Kiel                                        Time Warner Inc.
Sony Music Entertaiment                              Edward Adler
212-833-4647                                         212-484-6630